FOR IMMEDIATE RELEASE

Generation Income Properties Announces Amended Commitment from American Momentum Bank to Change Rate Index

Tampa, FL, September 14, 2022 – Generation Income Properties, Inc. (NASDAQ: GIPR) (“GIPR” or the “Company”) announced the amendment and restatement of its previously disclosed commitment letters with American Momentum Bank (AMB). The Company and AMB have combined the prior AMB commitment letters entered into in October 2021 and May 2022 into a single Commitment Letter, dated as of September 9, 2022, and have amended the rate index used for borrowing to be a variable rate equal to the 30-Day CME Term SOFR Rate, plus a margin of 2.40%, adjusted monthly, subject to a floor interest rate of 3.25% per annum. All other terms under the prior commitment letters remained materially the same.

David Sobelman, President, and CEO of GIPR noted, "Our long-term relationship with AMB allowed us to successfully amend the rate index used for our debt commitment with them from the U.S. Prime Rate to the Secured Overnight Financing Rate (SOFR) which traditionally has less variability than what we’ve seen in the recent months’ increasing-rate debt markets. By reducing our cost of debt, we have provided GIPR a better chance to be competitive for future acquisitions and to potentially achieve greater returns for our shareholders.”

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate corporation formed to acquire and own, directly and jointly, real estate investments focused on retail, office and industrial net lease properties located primarily in densely populated submarkets throughout the United States. Additional information about Generation Income Properties, Inc. can be found at the Company’s corporate website: www.gipreit.com.

About American Momentum Bank

American Momentum Bank, a Texas-chartered banking association with total assets of $2.8 billion as of June 30, 2022, provides comprehensive products and services for businesses and individuals. American Momentum Bank has 18 full-service banking centers in Texas and nine full-service banking centers in Florida. American Momentum Bank’s strong capitalization, superior asset quality and experienced management teams position it as one of the premier banks in each state. Visit www.americanmomentum.bank to learn more.

Forward-Looking Statements:

This press release, whether or not expressly stated, may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. The words “believe,” “intend,” “expect,” “plan,” “should,” “will,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These statements reflect the Company's expectations regarding future events and economic performance and are forward-looking in nature and, accordingly, are subject to risks and uncertainties. Such forward-looking statements include risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements which are, in some cases, beyond the Company's control and which could have a material adverse effect on the Company's business, financial condition, and results of operations. These risks and uncertainties include the risk that we may not find the transactions or opportunity to avail ourselves of the above-described credit facility commitment, our limited

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operating history, potential changes in the economy in general and the real estate market in particular, the COVID-19 pandemic, and other risks and uncertainties that are identified from time to in our SEC filings, including those identified in our 2021 Annual Report on Form 10-K filed on March 18, 2022, which are available at www.sec.gov. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition, and results of operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statement made by us herein speaks only as of the date on which it is made. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required by law.

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